UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 19, 2015

INTERNATIONAL GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53676	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600-666 Burrard Street, Vancouver BC V6C 3P6

(Address of principal executive offices)

Registrant's telephone number, including area code: 778-370-1372

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.02	Election of Directors; Appointment of Certain Officers

On January 19, 2015, International Gold Corp. (“IGC” or the “Company”) announced that Mr. Temkin was appointed to the Company’s Board of Directors effective January 19, 2015. On the same day, Mr. Temkin was also appointed as ITGC’s Chief Operating Officer.

Exhibits
99.1	News Release dated January 19, 2015 announcing New BOD Member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2015

International Gold Corp.

By:	cs//Mark Walmesley
Mark Walmesley,
President and Director